AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                     JACKSON NATIONAL ASSET MANAGEMENT, LLC
                                       AND
                       CREDIT SUISSE ASSET MANAGEMENT, LLC


     This AMENDMENT is made by and between JACKSON NATIONAL ASSET MANAGEMENT, LLC, a Michigan limited liability company and registered investment adviser
("Adviser"), and CREDIT SUISSE ASSET MANAGEMENT, LLC, a Delaware limited liability company and registered investment adviser ("Sub-Adviser").

     WHEREAS, the Adviser and Sub-Adviser entered into an Investment Sub-Advisory Agreement dated as of January 16, 2007 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide sub-investment advisory services to certain investment portfolios of the JNL Series Trust ("Trust").

     WHEREAS,   in  connection  with  an  investment  strategy  change  for  the
JNL/Credit Suisse Global Natural Resources Fund of the Trust, the name of said Fund will change to the JNL/Credit Suisse Commodity Securities Fund.

     WHEREAS, in order to reflect this Fund name change, Schedule A and Schedule B must be amended.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree to amend the Agreement as follows:

     1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated September 28, 2009, attached hereto.

     2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated September 28, 2009, attached hereto.

     IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 28th day of September, 2009.


JACKSON NATIONAL ASSET MANAGEMENT, LLC  CREDIT SUISSE ASSET MANAGEMENT, LLC

By:      /s/ Mark D. Nerud              By:    /s/ Mark Barres
Name:    MARK D. NERUD                  Name:  Mark Barres
Title:   PRESIDENT                      Title: Director

                                   SCHEDULE A
                               SEPTEMBER 28, 2009
                                     (Funds)

  ----------------------------------------------------------------------------
                   JNL/Credit Suisse Commodity Securities Fund
  ----------------------------------------------------------------------------
                        JNL/Credit Suisse Long/Short Fund
  ----------------------------------------------------------------------------

                                   SCHEDULE B
                               SEPTEMBER 28, 2009
                                 (Compensation)

  ----------------------------------------------------------------------------
                   JNL/CREDIT SUISSE COMMODITY SECURITIES FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $100 Million                                              0.40%
   ------------------------------------------------------- --------------------
   $100 Million to $400 Million                                    0.35%
   ------------------------------------------------------- --------------------
   Amounts over $400 Million                                       0.30%
   ------------------------------------------------------- --------------------


   ----------------------------------------------------------------------------
                        JNL/CREDIT SUISSE LONG/SHORT FUND
  ----------------------------------------------------------------------------
  ------------------------------------------------------- --------------------
   AVERAGE DAILY NET ASSETS                                ANNUAL RATE
   ------------------------------------------------------- --------------------
   ------------------------------------------------------- --------------------
   $0 to $150 Million                                              0.45%
   ------------------------------------------------------- --------------------
   $150 Million to $300 Million                                    0.40%
   ------------------------------------------------------- --------------------
   Amounts over $300 Million                                       0.35%
   ------------------------------------------------------- --------------------